Exhibit 32
CERTIFICATION OF QUARTERLY REPORT ON FORM 10-Q
OF
NATIONAL BANCSHARES CORPORATION
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2007
The undersigned are the President and Treasurer of National Bancshares Corporation (the “Registrant”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended March 31, 2007.
We certify that such Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

This Certification is executed as of May 11, 2007.	/s/ David C. Vernon
David C. Vernon, President and acting
Chief Financial Officer

22